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                                                                  EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         This Agreement is made and entered into this 16th day of July, 1999, by and between AXCESS Inc. ("Company") and Allen Griebenow ("Employee").

         The following recitals are true and constitute the basis for this
Agreement:

         A. Pursuant to the terms of that certain Asset Purchase Agreement dated July 15, 999, by and between the Company and Prism Video, Inc. (the "Asset Purchase Agreement"), the Company acquired substantially all of the assets previously used by Prism Video, Inc. in connection with the operation of its video products business;

         B. Employee possesses significant knowledge and information in matters related to the operation of the video products business, which knowledge and information will be increased, developed and enhanced through his employment by the Company; and

         C. Without the Employee's agreement to enter into this Agreement with the Company, the Company would not have entered into the Asset Purchase Agreement or agreed to consummate the transactions contemplated thereby.

         NOW THEREFORE, in consideration of employment and other good and valuable consideration, which is acknowledged to be sufficient, the parties agree as follows:

         1. TERM. Employee's employment with the Company is "at-will" and this Agreement may be terminated at any time by either the Employee or the Company. If this Agreement is terminated by Employee for any reason, Employee shall give the Company written notice of such termination at least thirty (30) days prior to the effective termination date.

         2. POSITION AND RESPONSIBILITIES. The Company hereby agrees to employ the Employee as its President and Chief Executive Officer. The Employee shall have such responsibilities and authority as is customary for such position and may from time to time be assigned to the Employee by the Board of Directors of the Company.

         3. COMPENSATION. As compensation for all services to be performed by the Employee under this Agreement, the Company shall compensate the Employee as follows:

               A. SALARY. The Company shall pay to Employee a salary equal to $17,917 per month, payable monthly in arrears in accordance with the customary payroll policies of the Company in effect at the time such payment is made or as the Company and the Employee may otherwise mutually agree. Subject to Employee meeting the performance objectives assigned to him by the Chairman of the Board during each fiscal year in which he is employed by the Company, Employee will be eligible to receive a bonus payable within ninety (90) days after the end of the Company's fiscal year of up to thirty percent (30%) of his base salary. Employee's bonus, if any, will be





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prorated based on the number of months during which he is employed by the
Company during each applicable fiscal year and will not be payable unless Employee is employed as of the last day of the applicable fiscal year.

               B. BENEFITS AND PERQUISITES. Employee shall be entitled to (a) paid vacation during each year of employment by the Company in accordance with the policies of the Company in effect from time to time, (b) options to acquire 450,000 shares of the Company's common stock pursuant to the terms of the Company's Stock Option Plan and form of Stock Option Agreement and (c) share in any employee benefits provided by the Company from time to time on the same basis as similarly situated employees of the Company, so long as the Company continues to provide or offer such benefits to such employees. The Company may change or amend any of these benefits at any time.

               C. EXPENSES. The Company shall reimburse the Employee for all business expenses properly incurred by the Employee in the performance of the Employee's duties hereunder and in accordance with policies established from time to time by the Company. All such payments will be subject to deductions as from time to time may be required to be made pursuant to law, government regulations or order, or by agreement with, or consent of, the Employee.

         4. A. DEATH. In the event of Employee's death, this Agreement shall terminate immediately and Employee shall not be entitled to any additional compensation.

         B. DISABILITY. If, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for six (6) months and, within sixty (60) days after written notice of termination is thereafter given by the Company, Employee shall not have returned to the full-time performance of Employee's duties, Company may terminate this Agreement for "Disability" and Employee shall not be entitled to any additional compensation.

               C. TERMINATION WITHOUT CAUSE. If the Company terminates the Employee's employment at any time without "Cause" (as defined below), the Employee shall be entitled to continue to receive his then current salary for the six (6) month period following Employee's effective termination date. The obligations of the Company to the Employee under this Section 4C are conditioned upon the Employee signing a release of claims in the form of Exhibit "A" attached hereto (the "Release") within twenty-eight (28) days of the date on which notice of termination is given and upon such Release remaining in full force and effect thereafter. The severance payment under this Section 4C will be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company and will begin at the Company's next regular payroll period following the effective date of the Release, but shall be retroactive to the Date of Termination. For purposes of this Agreement, "Cause" shall mean Employee's engagement in any one of the following: (a) fraud, misappropriation or embezzlement; (b) after his conviction by a court of competent jurisdiction of a felony; or (c) after repeated incompetence, insubordination, dishonesty, other acts detrimental to the interest of the Company or its affiliates, or any material breach by the Employee of this Agreement, the Noncompetition, Nonsolicitation and Confidentiality Agreement of even date herewith or the Company's policies and procedures.





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         5. DATE OF TERMINATION. For purposes of Section 4 of this Agreement, the "Date of Termination" shall mean the day the Employee is notified of his termination by the Company or the date of Employee's resignation or death, as the case may be.

         6. DISCOVERIES AND INVENTIONS. All inventions, discoveries and ideas made or conceived by Employee or by Employee and other employees of the Company, while employed by the Company, shall be owned exclusively by the Company. Employee hereby agrees that Employee shall have no ownership interest in such inventions, discoveries or ideas that shall have no claim against the Company for any additional compensation for such inventions, discoveries or ideas. Employee hereby agrees to immediately disclose the existence of any such invention, discovery or idea to the Company. At the request of the Company and at the Company's expense, either during or after the Term or any extension thereof, the Employee shall cooperate fully with the Company to secure any patent and or copyright on any such invention, discovery or idea and hereby agrees to execute and deliver any and all documents and all documents and instruments and perform any additional acts that may be necessary or appropriate to perfect the Company's interest in any such invention, discovery or idea.

         7. SOLE AGREEMENT. The Employee hereby acknowledges the termination of any and all employment or consulting agreements between him and the Company not expressly set forth herein, and any affiliates of the Company, and releases the Company and all affiliates of the Company from any and all obligations that it or they might otherwise have had to Employee under any employment or consulting agreement between the Company or any affiliates of the Company and Employee, including, but not by way of limitation, any obligations of the Company or its affiliates to pay Employee accrued but unpaid compensation of any sort whatsoever.

         8. ASSIGNMENT. This Agreement may not be assigned or transferred by Employee, in whole or in part, without the prior written consent of the Company, and any assignment in violation of this Section shall be void. The Company shall have the right to assign this Agreement and any of its rights hereunder to any of its affiliates or as a part of a sale or transfer of the stock, assets or business of the Company or any substantial portion thereof.

         9. INTERPRETATION; SEVERABILITY OF INVALID PROVISIONS. All rights and restrictions contained hereunder may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect. The existence of any claim by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement by the Company of any or all such provisions or covenants.

         10. RELIEF. The parties acknowledge that a breach or threatened breach of any of the terms of this Agreement by the Employee would result in material and irreparable damage and injury to the Company, and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, the Company shall be entitled to injunctive relief by a court of appropriate jurisdiction in the event of Employee's breach or threatened breach of any of the terms hereunder.





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The Company's right to an injunction will not prohibit the Company from pursuing other remedies, including the recovery of damages.

         11. AGREEMENT BINDING. This Agreement shall inure to the benefit of the Company and its successors, assignees and designees and shall be binding upon Employee and Employee's heirs, executors, administrators and personal representatives.

         12. NONWAIVER. No failure on the part of either Employee or the Company to exercise, and no delay by either Employee or the Company in exercising any right, power, or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by either Employee or the Company preclude any other or further exercise thereof or the exercise by such party of any other right, power or remedy. No express waiver or assent by either Employee or the Company of any breach of or default in any term or condition of this Agreement by the other party shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

         13. AMENDMENTS AND MODIFICATIONS. This Agreement may be amended or modified only by a writing signed by the Employee and the Chairman of the Board of the Company.

         14. GOVERNING LAW. The validity and effect of this Agreement shall be construed under, governed by and enforced in accordance with the laws of the State of Texas, without regard to the choice of law provisions, statutes, regulations or principles of this or any other jurisdiction.

         15. NO CONFLICTING AGREEMENT. Employee represents and warrants that he is not party to any agreement, contract or understanding which would prohibit him from entering into this Agreement or performing fully his obligations hereunder.

         16. ARBITRATION.

                  (a) Any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance or non-performance of this Agreement, shall be referred to and solely and finally resolved by arbitration. The place of arbitration shall be Dallas, Texas or such other location as the parties may agree in writing. The arbitration tribunal shall consist of three arbitrators. The parties shall each nominate one arbitrator and the third arbitrator shall be appointed, all in accordance with the Rules (as defined below). The parties hereby renounce all recourse to litigation and agree
(i) that no reference shall be made to any court on a point of law and (ii) that the award of the arbitration tribunal shall be final and subject to no judicial review. The arbitration tribunal shall conduct the proceedings in accordance with the arbitration rules of the American Arbitration Association (the "Rules"), which Rules are deemed to be incorporated by reference to this clause. The arbitration tribunal shall decide the issues submitted to them in accordance with (A) the language and commercial purposes of this Agreement, and (B) what is just and equitable under the circumstances, provided that all substantive questions of law shall be determined under the laws of the State of Texas.



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               (b) The parties agree to facilitate the arbitration by: (i)
making available to one another and to the arbitration tribunal for examination, inspection and extraction all docs, books, records and personnel under their control determined by the arbitration tribunal to be relevant to the dispute;
(ii) conducting arbitration hearings to the greatest extent possible on successive days; and (iii) observing strictly the time periods established by the Rules, or by the arbitration tribunal, for submission of evidence or briefs.

               (c) Judgment on the award of the arbitration tribunal may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties or as otherwise determined by the tribunal. Each party shall be solely responsible for its own attorneys fees incurred in connection with the arbitration.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has executed this Agreement, as of the date first written above.


AXCESS INC.                                      EMPLOYEE



By: /s/ DANNY G. HAIR                            /s/ ALLAN GRIEBENOW
    --------------------------------------       -----------------------------
    Danny G. Hair, Chief Financial Officer        Allan Griebenow





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